EXHIBIT 10.1

                             COMPENSATION AGREEMENT

This Compensation Agreement is dated as of February 1, 2007 between GiveMePower Corporation, a Nevada corporation (the "Company"), and Michael H. Ference ("Consultant").

     WHEREAS, the Company has requested the Consultant to provide the Company with legal services in connection with their business, and the Consultant has agreed to provide the Company with such legal services; and

     WHEREAS, the Company wishes to compensate the Consultant with shares of its common stock for such services rendered;

     NOW THEREFORE, in consideration of the mutual covenants hereinafter stated, it is agreed as follows:

1. The Company will issue up to 150,000 shares of the Company's common stock, par value $.001 per share, to the Consultant subsequent to the filing of a registration statement on Form S-8 with the Securities and Exchange Commission registering such shares, as set forth in Section 2 below. The shares to be issued shall represent consideration for legal services to be performed by the Consultant on behalf of the Company.

2. The above compensation shall be registered using a Form S-8. The Company shall file such Form S-8 with the Securities and Exchange Commission within 30 days of the execution of this agreement.

     IN WITNESS WHEREOF, this Compensation Agreement has been executed by the Parties as of the date first above written.

                                            GIVEMEPOWER CORPORATION



                                            /s/ WILLIAM V. WALTON
                                            ------------------------
                                            William V. Walton
                                            Chief Executive Officer

                                            MICHAEL FERENCE
                                            -------------------------
                                            /s/ MICHAEL FERENCE
                                            Michael Ference